SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 15, 2003 (July 14, 2003)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas  75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(972) 830-1800

Item 5.	Other Events.

On July 14, 2003, Aegis Communications Group, Inc. and AllServe Systems plc jointly announced that they had entered into a definitive merger agreement.  The merger agreement provides for the merger of Aegis into a subsidiary of AllServe.  The merger agreement contains customary closing conditions, including approval of the registrant’s stockholders.  It is anticipated that a special meeting of the registrant’s stockholders will be held, and the merger closed, during the third quarter of 2003.

The registrant is including as an exhibit to this Form 8-K a copy of the press release announcing the execution of the merger agreement, which was issued on July 14, 2003.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated July 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 15, 2003	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/ Herman Schwarz
Herman Schwarz
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated July 14, 2003.